Exhibit 99.1

Lehman Commercial Paper Inc. Lehman Brothers Inc. Lehman Brothers Commercial Bank 745 Seventh Avenue New York, New York 10019	Deutsche Bank Trust Company Americas Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005	Credit Suisse Securities (USA) LLC Credit Suisse Eleven Madison Avenue New York, NY 10010

February 11, 2007

Verint Systems, Inc.

330 South Service Road

Melville, NY 11747

Attention:	Dan Bodner, President and Chief Executive Officer

Re:	Witness Systems, Inc. – Commitment Letter

Ladies and Gentlemen:

Verint Systems, Inc. (“you” or the “Borrower”), has advised Lehman Brothers Inc. (“LBI”), Lehman Commercial Paper Inc. (“LCPI”), Lehman Brothers Commercial Bank (together with its affiliates, “LBCB”), Deutsche Bank Securities Inc. (“DBSI”), Deutsche Bank Trust Company Americas (“DBTCA”), Credit Suisse Securities (USA) LLC (“CS Securities”) and Credit Suisse (“CS” and, together with LCPI, LBCB and DBTCA, the “Underwriters”) that the Borrower intends to enter into a merger agreement (the “Merger Agreement”) with Witness Systems, Inc. (“Target”) pursuant to which the Borrower will acquire (the “Acquisition”) all of the issued and outstanding equity interests in the Target. The Target, collectively with its subsidiaries, shall be referred to herein as the “Acquired Business”.

In addition, you have advised us that on the closing date of the Acquisition (such date referred to herein as the “Closing Date”), the Borrower will enter into up to $675.0 million senior secured credit facilities (the “Credit Facilities”) comprised of up to a $650.0 million term loan facility and up to a $25.0 million revolving facility (which revolving facility shall not be drawn to finance the Transaction, subject to accommodation for migrated letters of credit, if any). Each term loan facility or revolving credit facility comprised by the Credit Facilities may be referred to herein as a “Facility”, and the loans thereunder may be referred to as “Loans”. In addition, on or prior to the Closing Date, Comverse Technology Inc. (“Parent”) will make an equity injection into the Borrower in the form of perpetual preferred stock (the “Equity Financing”), the proceeds of which will (along with cash on hand at the Borrower and the Target) be used to finance a portion of the Acquisition. After the Closing Date, neither the Borrower nor any of its subsidiaries will have any debt outstanding except as described in this paragraph, other than limited amounts to be agreed.

The Acquisition, the Equity Financing, the entering into and initial borrowings under the Credit Facilities by the parties herein described and the other transactions contemplated hereby entered into and consummated in connection with the Acquisition are referred to herein as the “Transactions”.

You have requested that the Underwriters commit to provide the Credit Facilities to finance a portion of the Acquisition, to pay certain related fees and expenses and for general corporate purposes.

Accordingly, subject to the terms and conditions set forth below, the Underwriters and the Joint Bookrunners hereby agree with you as follows:

1. Commitment. The Underwriters hereby severally, but not jointly, commit to provide or cause one or more of its affiliates to provide to the Borrower the percentage of the Credit Facilities set forth opposite such Underwriter’s name in the table below, upon the terms and subject to the conditions set forth or referred to herein (including Annex I hereto), in the Fee Letter (the “Fee Letter”) dated the date hereof and delivered to you, and in the Credit Facilities Summary of Terms and Conditions attached hereto (and incorporated by reference herein) as Exhibit A (the “Term Sheet”).

Underwriter	Commitment Percentage
LCPI	40%
DBTCA	40%
CS	20%

The commitments of the Underwriters hereunder are subject to the negotiation, execution and delivery of definitive documents governing the Credit Facilities (the “Credit Documents”) reasonably satisfactory to the Underwriters and the Borrower and reflecting, among other things, the terms and conditions set forth herein and in the Term Sheet and the Fee Letter.

2. Syndication. (a) We reserve the right and intend, prior to or after the execution of the Credit Documents, to syndicate all or a portion of our commitment to one or more financial institutions (together with the Underwriters, the “Lenders”). You shall appoint (i) LBI (or its affiliates) and DBSI to act as co-lead arrangers of the Credit Facilities (with LBI having “left placement” on all marketing materials or other documentation used in connection with each of the Credit Facilities), (ii) LBI, DBSI and CS Securities to act as joint bookrunners of the Credit Facilities (collectively, the “Joint Bookrunners”) and (iii) LCPI as sole and exclusive administrative agent for the Credit Facilities holding the physical books therefor (the “Administrative Agent”). The Joint Bookrunners (or their affiliates) will manage all aspects of the syndication in consultation with you, including decisions as to the selection of potential Lenders to be approached and when they will be approached, when their commitments will be accepted, which Lenders will participate and the final allocations of the commitments among the Lenders (which are likely not to be pro rata across each Facility among Lenders), and will exclusively perform all functions and exercise all authority as customarily performed and exercised in such capacities, including selecting a single counsel for the Lenders and negotiating the Credit Documents. You agree that no other agent or arranger titles (including co-agents) will be awarded to other Lenders unless you and we so agree. You agree that no Lender will receive compensation outside the terms contained herein and in the Fee Letter in order to obtain its commitment to participate in the Credit Facilities.

(b) You understand that the Joint Bookrunners intend to commence syndication of the Credit Facilities promptly, and you agree actively to assist the Joint Bookrunners in achieving a successful syndication. The syndication efforts will be accomplished by a variety of means, including your using commercially reasonable efforts to ensure direct contact during the syndication between senior management, advisors and affiliates of the Borrower and the Acquired Business on the one hand and the

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proposed Lenders on the other hand, and your hosting with the Joint Bookrunners of at least one meeting with prospective Lenders at such times and places as mutually agreed. You agree to, upon our request, (a) provide, and to use commercially reasonable efforts to cause your advisors to provide, and to use your commercially reasonable efforts to have the Acquired Business provide, to us all information reasonably requested by us to successfully complete the syndication (including after the Closing Date), including the Information (as defined below) and Projections (as defined below) (including updated projections) covering a customary period, (b) assist, and to use commercially reasonable efforts to cause your advisors to assist, and to use your commercially reasonable efforts to have the Acquired Business assist, us in the preparation of a Confidential Information Memorandum (which Confidential Information Memorandum shall include a projected calculation of EBITDA adjusted for projected cost synergies, giving pro forma effect to the Transactions) and other marketing materials to be used in connection with the syndication, including using commercially reasonable efforts to make available representatives of the Acquired Business, (c) comply with the “clear markets” provisions of Section 4(b) below until the earlier of 90 days following the Closing Date and the completion of a successful syndication (but in any event at least until the Closing Date), and (d) use commercially reasonable efforts to obtain, at your expense, monitored public ratings of the Credit Facilities from Moody’s Investors Service (“Moody’s”) and Standard & Poor’s Ratings Group (“S&P”) and corporate family ratings of the Borrower from Moody’s and S&P and to participate actively in the process of securing all such ratings. You also agree to use commercially reasonable efforts to ensure that our syndication efforts benefit materially from your and the Acquired Business’s existing lending relationships. Without limiting your obligations to assist with our syndication efforts as set forth above, the Underwriters agree that, notwithstanding anything to the contrary in this Commitment Letter or the Fee Letter, completion of such syndication is not a condition to their respective commitments hereunder, and notwithstanding the right of the Underwriters to syndicate their respective commitments hereunder, the obligation of the Underwriters to fund the relevant Credit Facilities pursuant to the terms hereof on the Closing Date shall not be reduced to the extent any such Lender does not fund its share of the relevant Credit Facilities as required on the Closing Date.

(c) At our request, you agree to assist us in the preparation of a version of the Confidential Information Memorandum and other marketing materials to be used in connection with the syndication that do not contain material non-public information concerning the Borrower, the Acquired Business, Parent or their respective affiliates.

3. Fees. As consideration for the Underwriters’ commitments hereunder and each Joint Bookrunner’s agreement to arrange, manage, structure and syndicate the Credit Facilities, you agree to pay to the Underwriters (or their affiliates, as the case may be) the fees as set forth in the Fee Letter.

4. Conditions. (a) The commitments of the Underwriters hereunder are subject solely to the conditions set forth elsewhere herein, in Annex I to this Commitment Letter and in the Term Sheet. For purposes of this Commitment Letter and the Term Sheet, the “subsidiaries” of the Borrower include those who will become subsidiaries of the Borrower in connection with the Transactions.

(b) The Underwriters’ commitments hereunder and each Joint Bookrunner’s agreement to perform the services described herein are also subject to our being satisfied that, from the date hereof until the Closing Date, there shall be no competing issues of debt securities, commercial bank or other credit facilities of you, the Target or any of your or their subsidiaries being offered, placed, arranged or announced by you, the Target or any of your or their subsidiaries.

5. Information and Investigations. You hereby represent and covenant that (a) all written information and data (excluding the Projections and information of a general economic nature) that have been or will be made available by you or any of your representatives or advisors to us or any Lender (whether prior to or on or after the date hereof) in connection with the Transactions, taken as a whole (the “Information”), is and will be complete and correct in all material respects and does not and

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will not, taken as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements are made, and (b) all financial projections concerning the Borrower and its subsidiaries and the Transactions (the “Projections”) that have been made or will be prepared by or on behalf of you or any of your representatives or advisors and that have been or will be made available to us or any Lender in connection with the Transactions have been and will be prepared in good faith based upon assumptions believed by you to be reasonable. You agree to supplement the Information and the Projections from time to time until the completion of a successful syndication so that the representation and covenant in the preceding sentence remain correct. In syndicating the Credit Facilities we will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent check or verification thereof.

6. Indemnification. You agree to indemnify and hold harmless the Underwriters, the Joint Bookrunners, each other Lender and their respective affiliates, and each such person’s respective officers, directors, employees, agents and controlling persons (the Underwriters and the Joint Bookrunners and each such other person being an “Indemnified Party”) from and against any and all losses, claims, damages, costs, expenses and liabilities, joint or several, to which any Indemnified Party may become subject under any applicable law, or otherwise related to or arising out of or in connection with this Commitment Letter, the Fee Letter, the Term Sheet, the Credit Facilities, the Loans, the use of proceeds of any Loan, any of the Transactions or any related transaction and the performance by any Indemnified Party of the services contemplated hereby, and will reimburse each Indemnified Party for any and all expenses (including counsel fees and expenses) as they are incurred in connection with the investigation of or preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of you, Parent, the Target, or any of Parent’s or Target’s respective affiliates and whether or not any of the Transactions are consummated or this Commitment Letter is terminated, except to the extent such losses, claims, damages, costs, expenses or liabilities resulted from such Indemnified Party’s gross negligence, bad faith or willful misconduct. You also agree not to assert any claim against any Indemnified Party for special, consequential, punitive or exemplary damages on any theory of liability in connection in any way with this Commitment Letter, the Fee Letter, the Term Sheet, the Credit Facilities, the Loans, the use of proceeds of any Loan, any of the Transactions or any related transaction and the performance by any Indemnified Party of the services contemplated hereby.

7. Expenses. You agree to reimburse us for our reasonable expenses (and expenses of any of our affiliates through which we are permitted to perform our services hereunder) upon our request made from time to time (including, without limitation, all reasonable due diligence investigation expenses, syndication expenses (including printing, distribution and bank meeting expenses), travel expenses, duplication expenses, consultants’ fees and expenses, search fees, filing and recording fees and the reasonable fees, disbursements and other charges of counsel (provided such costs of counsel shall be limited to one counsel only, plus one local counsel per jurisdiction as reasonably necessary) related to any of the foregoing) incurred in connection with the negotiation, preparation, execution and delivery, waiver or modification, or enforcement of this Commitment Letter, the Term Sheet, the Fee Letter and the Credit Facilities and the security arrangements in connection therewith, and whether or not such fees and expenses are incurred before or after the date hereof or any loan documentation is entered into or the Transactions are consummated or any extensions of credit are made under the Credit Facilities or this Commitment Letter is terminated or expires.

8. Confidentiality. This Commitment Letter is delivered to you on the understanding that none of the Fee Letter and its terms or substance, or this Commitment Letter and the Term Sheet and their terms or substance, or the activities of the Underwriters and the Joint Bookrunners pursuant hereto or to the Fee Letter shall be disclosed, directly or indirectly, to any other person or entity

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(including other lenders, underwriters, placement agents, advisors or any similar persons) except (a) to your officers, directors, employees, attorneys, accountants and advisors on a confidential basis, (b) other than the Fee Letter, to Parent, the Target and other Lenders or potential Lenders and to their officers, directors, employees, attorneys, accountants and advisors on a confidential basis, (c) if the Underwriters and the Joint Bookrunners consent to such proposed disclosure (such consent not to be unreasonably withheld, delayed or conditioned), (d) pursuant to the order of any court or administrative agency in any pending legal or administrative proceeding or otherwise as required by applicable law or legal process based on the reasonable advice of your legal counsel (in which case you agree, to the extent permitted by law, to inform us promptly thereof), (e) other than the Fee Letter, to rating agencies in connection with their review of the Credit Facilities or (f) the information in this Commitment Letter and the Term Sheet may be disclosed in any Confidential Information Memorandum.

The Underwriters and the Joint Bookrunners and their affiliates will use all confidential information provided to it or such affiliates by or on behalf of you hereunder solely for the purpose of providing the services which are the subject of this Commitment Letter and the Term Sheet and shall treat confidentially all such information; provided that nothing herein shall prevent the Underwriters or the Joint Bookrunners from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case the Underwriters or the Joint Bookrunners, to the extent permitted by law, agree to inform you promptly thereof), (b) upon the request or demand of any regulatory authority having jurisdiction over the Underwriters or the Joint Bookrunners or any of their affiliates, (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by the Underwriters or the Joint Bookrunners or any of their respective affiliates, (d) to the extent that such information is received by the Underwriters or Joint Bookrunners from a third party that is not to the knowledge of such Underwriter or Joint Bookrunner or any of its affiliates subject to confidentiality obligations to the Borrower, (e) to the extent that such information is independently developed by the Underwriters or the Joint Bookrunners, (f) to the Underwriters’ or the Joint Bookrunners’ affiliates and their employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with the Transactions and are informed of the confidential nature of such information, (g) to potential Lenders, participants or assignees who agree to be bound by the terms of this paragraph (or language substantially to the same effect of this paragraph) or (h) for purposes of establishing a “due diligence” defense or otherwise to establish in connection with actual or threatened legal proceedings any of the Underwriters’ or the Joint Bookrunners’ or their respective affiliates’ rights or remedies hereunder. The obligations of the Underwriters and the Joint Bookrunners under this paragraph shall automatically terminate and be superseded by the confidentiality provisions in the definitive documentation relating to the Credit Facilities upon the initial funding thereunder.

You agree that you will permit us to review and approve any reference to any of us or any of our affiliates in connection with the Credit Facilities or the Transactions contained in any press release or similar public disclosure prior to public release. You agree that we and our affiliates may share information concerning you, Parent, the Acquired Business and your, Parent’s and the Acquired Business’s respective subsidiaries and affiliates among ourselves solely in connection with the performance of our services hereunder and the evaluation and consummation of the Transactions and the financings contemplated hereby.

You also acknowledge that we or our affiliates may be providing financing or other services to parties whose interests may conflict with yours, Parent or the Acquired Business. Each of the Underwriters and the Joint Bookrunners agrees that it will not furnish confidential information obtained from you, Parent or the Acquired Business to any of its other customers and that it will treat confidential information relating to you, Parent or the Acquired Business and your and their respective affiliates with the same degree of care as it treats its own confidential information. Each of the Underwriters and the Joint Bookrunners further advises you that it will not make available to you confidential information that it has obtained or may obtain from any other customer.

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9. Termination. The commitments of the Underwriters and the agreements of the Joint Bookrunners hereunder shall terminate in their entirety on the earliest to occur of (A) the day after the one year anniversary of the date hereof, which date may be extended by up to three months in the event the termination date of the Merger Agreement is extended pursuant to Section 8.1(b) of the Merger Agreement, if the Credit Documents are not executed and delivered by the Borrower and the Lenders on or prior to such date, (B) the date of termination of the Merger Agreement in accordance with its terms, (C) the date of effectiveness of the Credit Documents and (D) the consummation of the Acquisition with or without the funding of the Credit Facilities. Notwithstanding the foregoing, the provisions of Sections 6, 7, 8, 11 and 14 hereof shall survive any termination pursuant to this Section 9.

10. Assignment; etc. This Commitment Letter and the commitments hereunder shall not be assignable by any party hereto without the prior written consent of the other parties hereto, and any attempted assignment shall be void and of no effect; provided, however, that nothing contained in this Section 10 shall prohibit us from (i) in our sole discretion, performing any of our duties hereunder through any of our affiliates, and you will owe any related duties (including those set forth in Section 2 above) to any such affiliate, and (ii) subject to the limitations of Section 2 hereof, granting participations in, accepting commitment advice for, or selling assignments of all or a portion of, the commitments or the loans under the Credit Facilities pursuant to arrangements satisfactory to us. This Commitment Letter is solely for the benefit of the parties hereto and does not confer any benefits upon, or create any rights in favor of, any other person (other than, to the extent provided in Section 6, the Indemnified Parties).

11. Governing Law; Jurisdiction; Waiver of Jury Trial. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State court or Federal court sitting in the County of New York in respect of any suit, action or proceeding arising out of or relating to the provisions of this Commitment Letter or the Fee Letter and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The parties hereto hereby waive any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of any of the Transactions or the other transactions contemplated hereby, or the performance by us or any of our affiliates of the services contemplated hereby.

12. Amendments; Counterparts; etc. No amendment or waiver of any provision hereof or of the Term Sheet shall be effective unless in writing and signed by the parties hereto and then only in the specific instance and for the specific purpose for which given. This Commitment Letter, the Term Sheet and the Fee Letter are the only agreements between the parties hereto with respect to the matters contemplated hereby and thereby and set forth the entire understanding of the parties with respect thereto. This Commitment Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by telecopier or Adobe “.pdf” file shall be effective as delivery of a manually executed counterpart.

13. Patriot Act. We hereby notify you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”), the Lenders may be required to obtain, verify and record information that identifies the Borrower and the Acquired Business, which information includes the name, address and tax identification number and other information regarding them that will allow such Lender to identify them in accordance with the Patriot Act.

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14. Acquired Business to Become a Party. The Borrower hereby agrees to cause the Target to become jointly and severally liable, effective upon the Closing Date, for any and all liabilities and obligations of the Borrower relating to or arising out of any of the Borrower’s duties, responsibilities and obligations hereunder.

15. Independent Contractor. You also acknowledge and agree that (i) each transaction contemplated by this Commitment Letter is an arm’s-length commercial transaction, between the Borrower, on the one hand, and the Underwriters and the Joint Bookrunners, on the other hand, (ii) in connection with each such transaction and the process leading thereto, the Underwriters and the Joint Bookrunners will act solely as a principal and not as agent (except as otherwise provided herein) or fiduciary of the Borrower or its stockholders, creditors, employees or any other party, (iii) neither the Underwriters nor the Joint Bookrunners will assume an advisory or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriters or the Joint Bookrunners have advised or are currently advising the Borrower on other matters) and the Underwriters and the Joint Bookrunners will not have any obligation to the Borrower with respect to the Transactions except the obligations expressly set forth herein, (iv) the Underwriters and the Joint Bookrunners may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and (v) none of the Underwriters or the Joint Bookrunners has provided nor will provide any legal, accounting, regulatory or tax advice with respect to any of the Transactions and the Borrower has consulted and will consult its own legal, accounting, regulatory, and tax advisors to the extent they deem appropriate.

16. Public Announcements; Notices. We may, subject to your prior consent (not to be unreasonably withheld, delayed or conditioned) and at our expense, publicly announce as we may choose the capacities in which we or our affiliates have acted hereunder. Any notice given pursuant hereto shall be mailed or hand delivered in writing, if to (i) you, at your address set forth on page one hereof, (ii) if to LCPI, LBCB or LBI, at 745 Seventh Avenue, New York, New York 10019, Attention: Laurie Perper, (iii) if to DBTCA or DBSI, at 60 Wall Street, New York, New York 10005, Attention: Catherine Madigan, and (iv) if to CS Securities or CS, at Eleven Madison Avenue, New York, New York 10010, Attention: Bill Brenton.

Please confirm that the foregoing correctly sets forth our agreement of the terms hereof and the Fee Letter by signing and returning to us a duplicate copy of this letter and the Fee Letter enclosed herewith. Unless we receive your executed duplicate copies hereof and thereof by 5:00 p.m., New York City time, on February 13, 2007, our commitment hereunder will expire at such time.

(Signature Pages Follow)

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We are pleased to have this opportunity and we look forward to working with you on this transaction.

Very truly yours,

LEHMAN BROTHERS INC.

By:	/s/ William J. Hughes
Name:	William J. Hughes
Title:	Managing Director

LEHMAN COMMERCIAL PAPER INC.

By:	/s/ William J Hughes
Name:	William J. Hughes
Title:	Managing Director

LEHMAN BROTHERS COMMERCIAL BANK

By:	/s/ Brian McNany
Name:	Brian McNany
Title:	Authorized Signatory

Commitment Letter

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Catherine A. Madigan
Name:	Catherine A. Madigan
Title:	Managing Director

By:	/s/ Robert Mann
Name:	Robert Mann
Title:	Managing Director

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Calli S. Hayes
Name:	Calli S. Hayes
Title:	Managing Director

By:	/s/ David Mayhew
Name:	David Mayhew
Title:	Managing Director

Commitment Letter

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Robert B. Stewart
Name:	Robert B. Stewart
Title:	Managing Director

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By:	/s/ Philip Ho
Name:	Philip Ho
Title:	Director

By:	/s/ Shaheen Malik
Name:	Shaheen Malik
Title:	Associate

Commitment Letter

Accepted and agreed to as of the date first written above:

VERINT SYSTEMS, INC.

By:	/s/ Dan Bodner
Name:	Dan Bodner
Title:	President and Chief Executive Officer

Commitment Letter

Annex I to the Commitment Letter

Verint Systems, Inc.

Summary of Conditions Precedent

The initial borrowing under the Credit Facilities shall be subject solely to the conditions precedent set forth in the Commitment Letter and the Term Sheet, and the following additional conditions precedent:

1. There shall not have occurred since September 30, 2006, any event, development or circumstance that has caused or could reasonably be expected to cause (A) a Company Material Adverse Effect (as defined in the Merger Agreement as in effect on the date hereof) or (B) a material adverse condition or material adverse change in or affecting the validity or enforceability of the Credit Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder (collectively, the “Closing Date MAC”).

2. The Equity Financing shall have been made (or shall be made substantially concurrently with the initial borrowing under the Credit Facilities) pursuant to documentation reasonably satisfactory to the Joint Bookrunners, which to the extent consistent with the Equity Commitment Letter attached hereto as Exhibit B and the term sheet most recently provided to the Joint Bookrunners on or prior to the date hereof shall be deemed satisfactory to the Joint Bookrunners, and in an aggregate amount that when combined with the proceeds of the Credit Facilities and cash on hand at the Borrower and the Target is sufficient to finance the Acquisition.

3. The Acquisition shall have been consummated in accordance with the terms of the Merger Agreement dated as of February 11, 2007, without any waiver, modification or amendment thereof that is materially adverse to the Lenders (as reasonably determined by the Joint Bookrunners), unless consented to by the Joint Bookrunners.

4. The Joint Bookrunners and the Lenders shall have received (i) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Acquired Business for the three most recent fiscal years ended at least 90 days prior to the Closing Date, it being acknowledged that such financial statements for the Acquired Business’s 2003, 2004 and 2005 fiscal years have been received, and (ii) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Acquired Business for each fiscal quarter ended after the date of the most recently received audited financial statements and ended at least 45 days prior to the Closing Date. The Lenders shall have received a pro forma consolidated balance sheet and related statement of income of the Borrower as of the date of the most recent consolidated balance sheet delivered pursuant to the immediately preceding sentence, in each case after giving effect to the Transactions.

5. The Joint Bookrunners and the Lenders shall have received the Borrower’s internal, unaudited consolidated balance sheets, income statements, results of operations and statements of cash flows, as of and for the fiscal years ended January 31, 2005, January 31, 2006 and January 31, 2007 (to the extent the Closing Date occurs on or after March 31, 2007) and the fiscal quarters ended each subsequent quarter-end date since January 31, 2006 and more than 45 days prior to the Closing Date, certified by the Chief Financial Officer of the Borrower as fairly presenting in all material respects, the consolidated financial condition and results of operations of the Borrower as at such dates and for the periods then ended.

6. The Joint Bookrunners and the Lenders shall have received the Credit Documents (executed where applicable) reflecting the terms hereof and otherwise on customary terms to be agreed, including delivery of customary legal opinions and customary solvency certificates; receipt of lien searches; receipt of perfected security interests in the collateral as described in the Term Sheet, including customary related deliverables; and delivery of customary documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the USA Patriot Act (it being understood that, to the extent any collateral referred to in the Term Sheet under “Collateral” may not be perfected by filing of UCC financing statements or the delivery of stock certificates and accompanying stock powers, if the perfection of the Administrative Agent’s security interest in such collateral may not be accomplished prior to the Closing Date after the use of commercially reasonable efforts by the Borrower and the Guarantors (as defined in the Term Sheet) to do so, then the Administrative Agent and the Borrower shall negotiate a reasonably satisfactory period following the Closing Date in which the Borrower and the Guarantors shall be required to perfect the interest in such collateral so that such perfection of the security interest in such collateral shall not constitute a condition precedent to the availability of the Credit Facilities on the Closing Date).

7. The Borrower shall have complied with all of its material obligations under the Commitment Letter to which this Annex I is attached and made all payments required to be paid as of the Closing Date under the Fee Letter.

8. The Lenders shall have received projections for the Borrower (pro forma for the Transactions) through 2015.

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Exhibit A

SENIOR SECURED CREDIT FACILITIES

Summary of Terms and Conditions1

Borrower:	Verint Systems, Inc. (“Borrower”).

Co-Lead Arrangers:	Lehman Brothers Inc. and Deutsche Bank Securities Inc. (each in such capacity a “Co-Lead Arranger”).

Administrative Agent and Collateral Agent:	Lehman Commercial Paper Inc. will act as administrative agent for the Credit Facilities (in such capacity, the “Administrative Agent”) and as collateral agent for the Credit Facilities referred to below (in such capacity, the “Collateral Agent”).

Syndication Agent:	Deutsche Bank Securities Inc. (“DBSI”, in such capacity, the “Syndication Agent”).

Documentation Agent	Credit Suisse (“CS”, in such capacity, the “Documentation Agent”)

Lenders:	Lehman Brothers Commercial Bank (or one of its affiliates), Deutsche Bank Trust Company Americas (“DBTCA”), CS and a syndicate of financial institutions (the “Lenders”) arranged by the Co-Lead Arrangers in consultation with the Borrower.

Credit Facilities:	Senior secured credit facilities (the “Credit Facilities”) in an aggregate principal amount of up to $675.0 million, comprising:

(A) Term Facility. A term loan facility in an aggregate principal amount of up to $650.0 million (the “Term Facility”). Loans under the Term Facility are herein referred to as the “Term Loans”.

(B) Revolving Credit Facility. A revolving credit facility in an aggregate principal amount of up to $25.0 million (the “Revolving Facility”; together with the Term Facilities, the “Credit Facilities”). Loans under the Revolving Facility are herein referred to as “Revolving Loans”; the Term Loans and the Revolving Loans are herein referred to collectively as the “Loans”. An amount to be agreed of the Revolving Facility will be available as a letter of credit subfacility and as a swing line subfacility.

[1]	Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the attached Commitment Letter.

(C) Incremental Facilities. Borrower will have the right to elect to increase the Credit Facilities during the term thereof by up to an aggregate principal amount of $50.0 million, subject to customary conditions precedent.

Availability/Purpose:	(A) Term Facilities. Term Loans will be available in a single drawing on the date of consummation of the Acquisition (such date, the “Closing Date”) to fund a portion of the Acquisition and to pay related fees and expenses, subject to the terms and conditions set forth in the Credit Documents. Term Loans repaid or prepaid may not be reborrowed.

(B) Revolving Facility. The Revolving Facility will be available after (or, to accommodate migrated letters of credit, if any, on) the Closing Date for working capital and general corporate purposes on a fully revolving basis, subject to the terms and conditions set forth in the Credit Documents, in the form of revolving loans, swing line loans and letters of credit on and after the Closing Date until the R/C Maturity Date (as defined below).

Guarantors:	Each of Borrower’s direct and indirect domestic subsidiaries (after giving effect to the Acquisition) existing on the Closing Date or thereafter created or acquired shall unconditionally guarantee, on a joint and several basis, all obligations of Borrower under the Credit Facilities and (to the extent relating to the Loans) under each interest rate protection agreement entered into with a person that is or was a Lender or an affiliate of a Lender at the time such agreement was entered into. Each guarantor of the Credit Facilities is herein referred to as a “Guarantor” and its guarantee is referred to herein as a “Guarantee”. Borrower and the Guarantors are herein referred to as the “Credit Parties” and individually referred to as a “Credit Party”.

Collateral:	The obligations of each Credit Party in respect of the Credit Facilities and certain interest rate hedge agreements provided by the Lenders or affiliates of the Lenders will be secured by a perfected first priority security interest in substantially all of its tangible and intangible assets (including, without limitation, intellectual property, material fee owned real property, licenses, permits and all of the capital stock of each of the Borrower’s direct and indirect domestic subsidiaries and (if applicable) 65% of the voting stock and 100% of the non-voting stock of certain of its first-tier foreign subsidiaries), except for (i) those assets as to which the Administrative Agent determines, in its reasonable discretion, that the costs of obtaining such a security interest are excessive in relation to the value of the security to be afforded thereby, (ii) vehicles as to which a possession of a certificate of title is required for perfection, (iii) leasehold real property and immaterial fee-owned real property and (iv) those assets for which the grant of a lien or security interest would require the consent of a third party.

Documentation:	The documentation for the Credit Facilities will consist of a credit agreement and security agreements (including guarantees and appropriate pledge, security interest, mortgage (if any) and other collateral documents) (the “Credit Documents”).

Final Maturity:	(A) Term Facility. The Term Facility will mature on the seventh anniversary of the Closing Date (the “Term Loan Maturity Date”).

(B) Revolving Facility. The Revolving Facility will mature on the sixth anniversary of the Closing Date (the “R/C Maturity Date”).

Amortization Schedule:	(A) The Term Loans will amortize at a rate of 1.00% per annum on a quarterly basis (beginning with the first full fiscal quarter after the Closing Date) for the first six and three-quarters years after the Closing Date, with the balance paid on the final maturity thereof.

Letters of Credit:	Letters of credit under the Revolving Facility (“Letters of Credit”) will be issued by a Lender to be agreed by the Administrative Agent and Borrower (in such capacity, the “L/C Lender”). The issuance of all Letters of Credit shall be subject to the customary procedures of the L/C Lender.

Letter of Credit Fees:	Letter of Credit fees will be payable for the account of the Lenders under the Revolving Facility on the daily average undrawn face amount of each Letter of Credit at a rate per annum equal to the applicable margin for Revolving Loans that are LIBOR rate loans in effect at such time, which fees shall be paid quarterly in arrears. In addition, an issuing fee on the face amount of each Letter of Credit at a rate per annum to be agreed shall be payable to the L/C Lender for its own account, which fee shall also be payable quarterly in arrears.

Interest Rates and Fees:	Interest rates and fees in connection with the Credit Facilities will be as specified on Annex I attached hereto.

Default Rate:	Overdue principal, interest and other amounts shall bear interest at a rate per annum equal to 2.00% in excess of the applicable interest rate (including applicable margin).

Mandatory Prepayments:	Term Loans will be required to be prepaid with (a) 50% of annual Excess Cash Flow (to be defined), with a leverage-based stepdown to be agreed; provided that voluntary prepayments of the Term Loans with internally generated cash will reduce the amount of excess cash flow prepayments on a dollar for dollar basis, (b) 100% of the net cash proceeds (including condemnation and insurance proceeds) of asset sales and other asset dispositions (subject to a de minimis threshold and other exceptions to be agreed) by Borrower or any of its subsidiaries (subject to the right of Borrower to reinvest if such proceeds are reinvested within 12 months and other exceptions to be agreed), and (c) 100% of the net cash proceeds of the issuance or incurrence of debt by Borrower or any of its subsidiaries (other than indebtedness permitted under the Credit Documents).

Mandatory prepayments of the Term Loans shall be applied to scheduled payments due in the twenty-four months following the date of such prepayment, with the excess, if any, applied pro rata to the remaining amortization payments thereunder.

Voluntary Prepayments/ Reductions in Commitments:	(A) Term Facility. Term Loans may be prepaid at any time in whole or in part at the option of Borrower, in a minimum principal amount and in multiples to be agreed upon, without premium or penalty (except, in the case of LIBOR borrowings, breakage costs related to prepayments not made on the last day of the relevant interest period). Voluntary prepayments of the Term Loans shall be applied to scheduled amortization payments due in the twenty-four months following the date of such prepayment, with the excess, if any, applied pro rata to the remaining amortization payments thereunder.

(B) Revolving Facility. The unutilized portion of the commitments under the Revolving Facility may be reduced and Revolving Loans may be repaid at any time, in each case, at the option of Borrower, in a minimum principal amount and in multiples to be agreed upon, without premium or penalty (except, in the case of LIBOR borrowings, breakage costs related to prepayments not made on the last day of the relevant interest period).

Conditions to Effectiveness and to Initial Loans:	Those specified in the Commitment Letter and the Summary of Conditions Precedent attached thereto as Annex I.

Extensions of Credit:	Each extension of credit under the Credit Facilities will be subject to the (i) absence of any Default or Event of Default (to be defined), (ii) continued accuracy of representations and warranties (other than in respect of the drawing of the Term Loans, the representations specified in clauses 4 and 5 of “Representations and Warranties” below) in all material respects (other than those representations already qualified by materiality, which shall be required to be accurate in accordance with their terms) and (iii) with respect to the drawing of the Term Loans, the absence of a Closing Date MAC (as defined in Annex I to the Commitment Letter to which this Exhibit A is attached); provided, that the only representations relating to the Acquired Business and its businesses the making of which shall be a condition to availability of the Term Loans on the Closing Date shall be (i) such of the representations made by or on behalf of the Target in the Merger Agreement and (ii) the Specified Representations. For purposes hereof, “Specified Representations” means the representations and warranties set forth in “Representations and Warranties” below relating to corporate power and authority, due authorization, execution and delivery and the enforceability of the Credit Documents, execution, delivery and performance of the Credit Documents does not violate law, charter documents or other agreements, Federal Reserve margin regulations, the Investment Company Act, and validity and perfection of security interests (subject to paragraph 6 of Annex I to the Commitment Letter).

Representations and Warranties:	Customary for financings of this type and limited to the following (with exceptions and carveouts to be agreed):

1. Corporate status and authority, ownership of property and rights to material intellectual property.

2. Execution, delivery and performance of the Credit Documents do not violate law, charter documents or other agreements.

3. No consents or approvals required, other than those in effect.

4. No litigation which would have a Material Adverse Effect (to be defined).

5. No Material Adverse Effect.

6. No liens other than (a) under the Credit Documents or (b) permitted liens to be agreed.

	7.	No debt other than (a) under the Credit Documents or (b) certain other permitted debt to be agreed.

	8.	Accuracy of financial statements and other information and absence of undisclosed liabilities; provided that until the Borrower has become current in the filing of its audited and interim financial statements, representations with respect to financial statements may be qualified to the same extent as such representations are qualified in the certification required on the Closing Date, as set forth in paragraph 5 of Annex I to the Commitment Letter and other qualifications to be agreed.

	9.	Material compliance with laws and regulations, including Federal Reserve requirements, ERISA, labor, margin regulations and all applicable environmental laws and regulations.

	10.	Power and authority, due authorization, due execution, legality, validity, binding effect and enforceability of the Credit Documents.

	11.	Inapplicability of the Investment Company Act.

	12.	Closing Date solvency.

	13.	Payment of taxes.

	14.	Validity, priority and perfection of security interests in collateral.

	15.	Description of subsidiaries and other equity interests of the Credit Parties as of the Closing Date.

	16.	No Default or Event of Default.

Affirmative Covenants:	Customary for financings of this type (with exceptions and carveouts to be agreed) and limited to the following:

	17.	Preservation of corporate existence and material rights and privileges; material compliance with laws (including ERISA and applicable environmental laws) and compliance with material obligations.

	18.	Payment of taxes; delivery of audited annual consolidated financial statements (with the accompanying accountants’ opinion), unaudited quarterly consolidated financial statements, budgets and customary quarterly officers’ certificates (with appropriate modifications to take into account the status of the Borrower’s current financial statement filing situation, but in any event will require the Borrower to be current on the preparation, delivery and filing of its audited and interim financial statements within 24 months following the Closing Date).

	19.	Other reporting requirements and notices of default, litigation and other material events.

	20.	Visitation rights (subject to frequency and expense limitations); inspection of books and records.

	21.	Maintenance of properties.

	22.	Maintenance of insurance.

	23.	Use of proceeds.

	24.	Further assurances with respect to the collateral and pledge of after-acquired property.

	25.	Interest rate protection on terms reasonably acceptable to the Administrative Agent.

Negative Covenants:	Customary for financings of this type (with exceptions and carveouts to be agreed) and limited to the following:

	26.	Limitation on indebtedness (including preferred stock) and related guarantee obligations.

	27.	Limitation on liens and further negative pledges.

	28.	Limitation on investments (including acquisitions, loans and advances, with exceptions for permitted acquisitions to be agreed).

	29.	Limitation on dividends, redemptions and repurchases of equity interests of the Borrower.

	30.	Limitation on mergers, acquisitions, liquidations, dissolutions and asset sales (including issuance and sale of capital stock of subsidiaries), with an exception for permitted acquisitions to be agreed.

	31.	Limitation on sale-leaseback transactions.

	32.	Limitation on transactions with affiliates.

	33.	Limitation on dividend and other payment restrictions affecting subsidiaries.

	34.	Limitation on changes in fiscal year.

	35.	Limitation on businesses conducted by Borrower and its subsidiaries.

	36.	Limitation on hedging arrangements.

	37.	Limitation on amendments to the Merger Agreement in a manner material and adverse to the Lenders.

	38.	Limitation on negative pledge clauses.

Financial Covenants:	The Credit Facilities will be subject to the following financial covenant: maximum total leverage ratio.

Events of Default:	Customary for financings of this type (with thresholds to be agreed) and limited to the following:

	39.	Nonpayment of principal when due.

	40.	Nonpayment of interest, fees or other amounts after three business days.

	41.	Material inaccuracy of representations and warranties.

	42.	Violation of covenants (subject, in the case of certain affirmative covenants, to a grace period to be agreed upon).

	43.	Cross-default.

	44.	Bankruptcy events.

	45.	Certain ERISA events.

	46.	Material judgments.

	47.	Actual or asserted invalidity of any guarantee or security document or security interest.

	48.	A change of control (the definition of which is to be agreed)

Yield Protection and Increased Costs:	The Credit Documents will contain customary provisions (i)
protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy and other requirements of law and from the imposition of or changes in withholding or other taxes and (ii) indemnifying the Lenders for
“breakage costs” incurred in connection with, among other things, any prepayment of a LIBOR Loan (as defined in Annex I) on a day other than the last day of an interest period with respect thereto, all subject to customary refund recapture, cost mitigation obligations and look-back limitations.

Assignments and Participations:	Each assignment (unless to another Lender or its affiliates) shall be in a minimum amount of $1.0 million (unless Borrower and the Administrative Agent otherwise consent or unless the assigning Lender’s exposure is thereby reduced to zero). Assignments (which may be non-pro rata among loans and commitments) shall be permitted with Borrower’s and the Administrative Agent’s consent (such consent not to be unreasonably withheld, delayed or conditioned), except that no such consent of Borrower need be obtained to effect an assignment to any Lender (or its affiliates) if any event of default has occurred and is continuing. Participations shall be permitted without restriction. Voting rights of participants will be subject to customary limitations.

Required Lenders:	Lenders having a majority of the outstanding credit exposure under the Credit Facilities, subject to amendments of certain provisions of the relevant Credit Documents requiring the consent of Lenders having a greater share (or all) of the outstanding credit exposure thereunder. Certain amendments will require class voting.

Expenses:	In addition to those out-of-pocket expenses reimbursable under the Commitment Letter, all reasonable out-of-pocket expenses of the Administrative Agent, the Collateral Agent, the Syndication Agent and the Documentation Agent (and the Lenders for enforcement costs and documentary taxes) associated with the preparation, execution and delivery of any waiver or modification (whether or not effective) of, and the enforcement of, any Credit Document (including the reasonable fees, disbursements and other charges of counsel, but limited to costs of one counsel only, plus one local counsel per jurisdiction, as reasonably necessary, subject to customary conflict considerations) are to be paid by the Credit Parties.

Indemnification:	The Credit Parties will indemnify the Co-Lead Arrangers, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent and the other Lenders (and their respective affiliates, directors, officers, employees, investment advisors and agents) and hold them harmless from and against all costs, expenses (including fees, disbursements and other charges of counsel) and liabilities arising out of or relating to any litigation or other proceeding (regardless of whether the Co-Lead Arrangers, the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent or any such other indemnified person is a party thereto) to the extent relating to the Transactions, except to the extent arising primarily from such person’s bad faith, gross negligence or willful misconduct.

Governing Law and Forum:	State of New York.

Waiver of Jury Trial:	All parties to the Credit Documents waive the right to trial by jury.

Counsel for the Co-Lead Arrangers, Joint Bookrunners, Administrative Agent, and Collateral Agent:	Simpson Thacher & Bartlett LLP.

Annex I

Interest Rates and Fees:	Borrower will be entitled to make borrowings based on the ABR plus the Applicable Margin or LIBOR plus the Applicable Margin. The “Applicable Margin” shall be (i) 1.50% in the case of ABR Loans and (ii) 2.50% in the case of LIBOR Loans; provided that upon receipt of the Requisite Ratings (as defined below) and the Requisite Financial Statements (as defined below) the foregoing margins shall be based on the following pricing grid:

	Corporate Family Ratings	ABR Loans	LIBOR Loans

	Ba3/BB- or better (in each case with a stable outlook or better)	0.75%	1.75%

	B1/B+, Ba3/B+ or B1/BB- (in each case with a stable outlook or better)	1.00%	2.00%

	B2/B (in each case with a stable outlook or better)	1.25%	2.25%

	Otherwise	1.50%	2.50%

	, which margins shall increase by 25 basis points in the event (i) the Borrower shall not have received corporate family ratings from each of Moody’s and S&P (the “Requisite Ratings”) on or prior to the date that is nine months following the Closing Date (the “Initial Trigger Date”) or (ii) the Borrower shall not have delivered its audited financial statements to the Lenders for its fiscal years ended January 31, 2005, January 31, 2006 and January 31, 2007 and all unaudited interim financial statements as would be required at such time to complete a public offering of debt securities (the “Requisite Financial Statements”) on or prior to the Initial Trigger Date (the occurrence of either event, a “Margin Increase Event”), and which margins shall increase by an additional 25 basis points if a Margin Increase Event shall be in existence on the fifteen-month anniversary of the Closing Date (the “Second Trigger Date”).

	“ABR” means the higher of (i) the prime lending rate as set forth on the British Banking Association Telerate Page 5 (the “Prime Rate”), and (ii) the Federal Funds Rate plus 0.50% per annum.

	“LIBOR” means the rate (adjusted for statutory reserve requirements for eurodollar liabilities) for eurodollar deposits for the relevant interest period appearing on Page 3750 of the Dow Jones Markets Screen.

Borrower may select interest periods of one, two, three or six (or, if acceptable to all of the Lenders under the relevant Facility, nine or twelve) months for LIBOR borrowings. Interest will be payable in arrears (i) in the case of ABR Loans, at the end of each quarter and (ii) in the case of LIBOR Loans, at the end of each interest period and, in the case of any interest period longer than three months, no less frequently than every three months. Interest on all borrowings shall be calculated on the basis of the actual number of days elapsed over (x) in the case of LIBOR Loans, a 360-day year, and (y) in the case of ABR Loans based on the Prime Rate, a 365- or 366-day year, as the case may be.

Commitment fees accrue on the undrawn amount of the Revolving Facility, commencing on the date of the execution and delivery of the Credit Documents. The commitment fee in respect of the Revolving Facility will be 0.50% per annum.

All commitment fees will be payable in arrears at the end of each quarter and upon any termination of any commitment, in each case for the actual number of days elapsed over a 360-day year.

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